                                                                    EXHIBIT 99.1

[LOGO OF WHITTAKER]              NEWS RELEASE

               Whittaker Corporation
               1955 N. Surveyor Avenue, Simi Valley, California 93063
               805/526-5700

               Release:  June 9, 1999

               Contact:  John K. Otto
                         Chief Financial Officer
                         (805)  526-5700, ext. 662


            WHITTAKER CORPORATION TO BE ACQUIRED BY MEGGITT PLC FOR
                             $28 PER SHARE IN CASH

     Simi Valley, CA, June 9, 1999--Whittaker Corporation (NYSE: WKR) announced today the execution of a definitive merger agreement pursuant to which it will be acquired by Meggitt PLC. The merger agreement has been approved by the boards of directors of Whittaker and Meggitt.

     Pursuant to this agreement, Meggitt will commence a cash tender offer for all outstanding shares of Whittaker common stock at a price of $28 per share in cash. Upon consummation of the tender offer, any remaining shares of Whittaker will be acquired in a cash merger at the same price. The value of the transaction, including the refinancing of Whittaker's debt, is approximately $380 million.

     The tender offer is subject to various conditions including the tender of a majority of the outstanding shares of common stock on a fully diluted basis, expiration of review periods under the Hart-Scott-Rodino Antitrust Improvements Act and the Exon-Florio Amendment and approval of Meggitt's shareholders. The transaction is not conditioned on financing.

     Joseph F. Alibrandi, Chairman and Chief Executive Officer of Whittaker, said, "We believe that this combination is in the best interests of Whittaker's stockholders and creates an excellent opportunity to leverage the significant aerospace strengths of both companies."

     Meggitt PLC is engaged in the design and manufacture of high integrity products in the aerospace, electronics and industrial controls markets worldwide. Meggitt has a market capitalization of $670 million with 1998 sales of $470 million and a 1998 operating profit of $62 million.

Second Quarter and Six Months ended April 30, 1999 Results
----------------------------------------------------------

     Whittaker also today announced the results of its operations for the second quarter and six months ended April 30, 1999.

     Sales from continuing operations for the current quarter were $40,332,000, compared to $33,043,000 for the second quarter of fiscal year 1998. Operating profit from continuing operations for the second quarter of 1999 was $15,311,000 compared to $10,171,000 for the second quarter of 1998. Income from continuing operations for the current quarter was $8,940,000, or $0.78 per share compared to $6,817,000, or $0.61 per share, for the second quarter of 1998. Income from continuing operations for the second quarter of 1999 included federal and state tax benefits from prior year losses of $886,000, recognition of which increased earnings per share from continuing operations by $0.07.

     For the first six months of 1999, sales were $70,935,000 compared to $62,023,000 for the first six months of 1998. Operating profit for the first six months of 1999 was $24,243,000 compared to $16,207,000 for the first six months of 1998. Income from continuing operations for the first six months of 1999 was $15,974,000, or $1.40 per share, compared to $7,672,000, or $0.68 per share, for the first six months of 1998. Income from continuing operations for the first six months of 1999 included federal and state tax benefits from prior year losses of $3,569,000, recognition of which increased earnings per share from continuing operations by $0.29.

                                    *  *  *
     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons, including failure to obtain necessary approvals for the consummation of the transaction or to complete the proposed merger, failure to retain customers or to attract new customers, development of competing products, delays in developing new products and markets, and the cyclical nature of the aerospace industry.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.whittaker.com.
                                    #  #  #

                             WHITTAKER CORPORATION
                       Consolidated Statements of Income
                                   ($ in 000)
                                   UNAUDITED

                                                            For the Three Months            For the Six Months
                                                               Ended April 30                 Ended April 30
                                                           1999            1998           1999            1998
                                                       ---------     ------------     ---------     ------------
                                                                      (restated)                     (restated)
Sales..............................................    $  40,332     $     33,043     $  70,935     $     62,023
Costs and expenses
  Cost of sales....................................       16,836           17,060        31,856           33,971
  Selling, general and administrative..............        8,185            5,812        14,836           11,845
                                                       ---------     ------------     ---------     ------------
Operating Profit                                          15,311           10,171        24,243           16,207
  Interest expense.................................          989            3,237         2,314            8,143
  Interest income..................................          (86)            (762)         (450)            (980)
  Other expense....................................        1,095              769         1,703            1,251
                                                       ---------     ------------     ---------     ------------
Income from continuing operations before provision        13,313            6,927        20,676            7,793
 for taxes.........................................
Provision for taxes................................        4,373              110         4,702              121
                                                       ---------     ------------     ---------     ------------
Income from continuing operations..................        8,940            6,817        15,974            7,672
Discontinued operations
  Loss from discontinued operations................           --             (954)           --           (1,487)
  Gain on disposal of discontinued                            --               --            --           10,085
  operations.......................................    ---------     ------------     ---------     ------------

Net income.........................................    $   8,940     $      5,863     $  15,974     $     16,270
                                                       =========     ============     =========     ============
Average common shares outstanding (000)............       11,439           11,205        11,410           11,205
                                                       =========     ============     =========     ============
Basic income (loss) per share
  Continuing operations............................    $    0.78     $       0.61     $    1.40     $       0.68
  Discontinued operations
    Loss from discontinued operations..............           --            (0.09)           --            (0.13)
    Gain on disposal of discontinued operations....           --               --            --             0.90
                                                       ---------     ------------     ---------     ------------
Net income per share...............................    $    0.78     $       0.52     $    1.40     $       1.45
                                                       =========     ============     =========     ============
Diluted income (loss) per share
  Continuing operations............................    $    0.71     $       0.57     $    1.29     $       0.67
  Discontinued operations
    Loss from discontinued operations..............           --            (0.08)           --            (0.13)
    Gain on disposal of discontinued operations....           --               --            --             0.87
                                                       ---------     ------------     ---------     ------------
Net income per share...............................    $    0.71     $       0.49     $    1.29     $       1.41
                                                       =========     ============     =========     ============

                             WHITTAKER CORPORATION
                          Consolidated Balance Sheets
                                   ($ in 000)

                                                                 At April 30,        At October 31,
                                                                    1999                 1998
                                                               ---------------      ---------------
                                                                 (Unaudited)
ASSETS
------
Current Assets
--------------
Cash....................................................         $      230           $       --
Receivables.............................................             20,952               19,415
Inventories.............................................             43,968               42,060
Other current assets....................................              1,997                2,578
Income taxes recoverable................................                 --                  195
Deferred income taxes...................................             16,064               21,800
                                                                 ----------           ----------
Total Current Assets....................................             83,211               86,048
                                                                 ----------           ----------
Property and equipment, at cost.........................             29,078               30,462
Less accumulated depreciation and amortization..........            (19,375)             (20,623)
                                                                 ----------           ----------
Net Property and Equipment..............................              9,703                9,839
                                                                 ----------           ----------
Other Assets
------------
Goodwill, net of amortization...........................             13,499               13,677
Other intangible assets, net of amortization............                817                  922
Notes and other noncurrent receivables..................              8,036                3,152
Other noncurrent assets.................................              8,044                7,726
Net assets held for sale................................                 --               15,214
                                                                 ----------           ----------
Total Other Assets......................................             30,396               40,691
                                                                 ----------           ----------
Total Assets                                                     $  123,310           $  136,578
                                                                 ==========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
-------------------
Current maturities of long-term debt....................         $       25           $    1,043
Accounts payable........................................              8,256                6,457
Accrued liabilities.....................................             22,128               30,039
                                                                 ----------           ----------
Total Current Liabilities...............................             30,409               37,539
                                                                 ----------           ----------
Other Liabilities
-----------------
Long-term debt..........................................             39,000               60,368
Other noncurrent liabilities............................             13,518               13,933
Deferred income taxes...................................                 --                1,260
                                                                 ----------           ----------
Total Other Liabilities.................................             52,518               75,561
                                                                 ----------           ----------
Stockholders' Equity
--------------------
Capital stock
 Preferred stock........................................                  1                    1
 Common Stock...........................................                114                  113
Additional paid-in capital..............................             78,634               77,703
Retained deficit........................................            (38,366)             (54,339)
                                                                 ----------           ----------
Total Stockholders' Equity..............................             40,383               23,478
                                                                 ----------           ----------
Total Liabilities and Stockholders' Equity..............         $  123,310           $  136,578
                                                                 ==========           ==========